                                                                    Exhibit 99.5
                                                         [NEUBERGER BERMAN LOGO]

Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000


                              For Immediate Release

Contact:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808

                    NEUBERGER BERMAN'S FIRST QUARTER EARNINGS
                          PER SHARE $0.47 VERSUS $0.46

Assets Under Management Reach All-Time High of $61.9 Billion

Consolidated Net Cash Flows of $1.4 Billion Mark
Quarterly Record As A Public Company

New York, NY, April 23, 2002 ... Neuberger Berman (NYSE:NEU) today reported net income of $33.2 million, or $0.47 per share (diluted) and $0.48 (basic), for the first quarter ended March 31, 2002. This compares with net income of $34.2 million, or $0.46 per share (diluted) and $0.47 (basic), in the prior year period.

Cash earnings for the quarter, which exclude certain non-cash items such as deferred taxes and depreciation and amortization, were $40.2 million, or $0.56 per share (diluted) and $0.57 (basic). In the 2001 period, cash earnings were $36.4 million, or $0.49 per share (diluted) and $0.50 (basic).

Net revenues rose 3.5% in the quarter to $160.2 million from $154.8 million a year ago. Assets under management reached an all-time high of $61.9 billion, an increase of 12.9% from $54.8 billion at March 31, 2001 and up 4.8% from $59.0 billion at year-end 2001.

Also during the quarter, the Company repurchased approximately 418,000 shares of its common stock for $18.2 million, bringing the number of shares repurchased since the program's inception to 5.9 million at a cost of $220.1 million. As of March 31, an authorization for $29.9 million remained outstanding, and the Board of Directors has approved a $75 million increase to the existing authorization, which brings the total currently available to $104.9 million. Common shares outstanding at quarter end were 70.4 million, down from 73.4 million at the end of the period in 2001.

Long-Term Outlook
-----------------

Jeffrey B. Lane, President and Chief Executive Officer of Neuberger Berman, said, "I am pleased with the quarter's results for several reasons -- principally performance and substantial cash flows -- and because they demonstrate that we are in control of the elements we are able to control. Our investment performance was excellent in markets that continue to be difficult, enabling us to reach all-time highs of $61.9 billion in assets under management overall and $25.7 billion in Private Asset Management. Revenues from investment advisory fees and commissions are up nicely as well, both from last year and from the previous quarter. Net cash inflows in the Mutual Fund and Institutional segment of $1.4 billion also reached a quarterly record level since the Company went public in 1999, and are just slightly less than the net cash inflows of $1.8 billion recorded for all of 2001. In addition, it should be noted that these results were achieved with two fewer business days in the quarter than in the prior year period.

"On the profit margin side, some elements of pressure have come into play, most notably on Professional Securities Services' results, though it should be noted that they reflect current conditions and are thus likely to change for the positive over time. Clearly, low interest rates, and the resultant narrowing of spreads, continue to affect our net interest income levels significantly. Low levels of market volume and fewer transactions are also having an impact on profitability. Finally, while the equity markets are somewhat unstable, a larger portion than usual of the new assets being generated by the Private Asset Management national sales force is being placed in lower margin fixed income investments.

"The most important factor to remember when evaluating the outlook for Neuberger Berman is that the fundamentals of our business, asset management, are as strong as they have ever been. Our business plan is clearly working -- even under difficult conditions. Consequently, we believe that we remain very well-positioned when conditions improve, although we obviously cannot predict when or at what pace the securities markets will get better or when international tensions will ease. We can and will, however, continue to strive for consistently good investment performance regardless of the environment, for diligent control of expenses, and for new opportunities for asset growth."


PRIVATE ASSET MANAGEMENT

Net Revenues:  $81.5 Million vs. $75.9 Million, Up 7.4%
Pretax Income:  $38.4 Million vs. $36.9 Million, Up 4.0%


Assets under management in this segment reached a record level of $25.7 billion, up 2.9% from $25.0 billion at year-end 2001 and up 13.0% from $22.8 billion at March 31, 2001. Investment performance continued to be excellent, with the segment outperforming the rate of return of the Standard & Poor's 500 Index in the quarter.

Investment advisory and management fees rose 6.5% from the 2001 period, reflecting the higher level of billings from the previous quarterly record level of assets under management in the fourth quarter of 2001. Commission revenues increased 11.5%. The segment accounted for 66.4% of the Company's pretax income.

Building upon its outstanding performance in 2001, the national sales force of 40 Client Consultants continued to make a significant contribution to asset growth, generating $473 million in new assets in the quarter. At present, however, as a result of the instability in the equity markets, a larger portion than usual of these assets is being placed in fixed income investments, which generate lower profit margins than equities. It is believed that this is largely a temporary phenomenon, and as equity markets improve, the mix of these assets is expected to reflect the higher equity allocation that has existed historically.


MUTUAL FUND AND INSTITUTIONAL

Net Revenues:  $56.7 Million vs. $55.2 Million, Up 2.8%
Pretax Income:  $21.6 Million vs. $19.8 Million, Up 9.6%


Assets under management in this segment were $36.1 billion, up 12.9% from $32.0 billion at March 31, 2001 and up 6.2% from $34.0 billion at year-end 2001. Mutual fund performance was good, with the four largest Neuberger Berman equity funds outperforming the Standard & Poor's 500 Index. Also in the quarter, the Neuberger Berman Fasciano Fund, a small-capitalization blend fund, achieved a four-star ranking from Morningstar.*

Net cash flows in the segment continued to be positive, at $1.4 billion, and are at the highest quarterly level since prior to 1999 and only slightly below net cash inflows of $1.8 billion for all of 2001 (which included approximately $700 million related to lift-outs and acquisitions). The Consultant Services Group again reported good results with net cash inflows of $452 million, up from net cash inflows of $397 million in the previous quarter and $205 million in the period last year. Mutual Fund and Sub-Advised Accounts recorded significantly better results, with net cash inflows of $896 million in the quarter, more than double the $425 million of net cash inflows in the 2001 period. The Institutional Separate Accounts business, which experienced net cash outflows for the year 2001, also showed improvement with a positive net cash flow of $65 million in the quarter.


PROFESSIONAL SECURITIES SERVICES

Net Revenues:  $22.7 Million vs. $25.7 Million, Down 11.7%
Pretax Income:  $3.6 Million vs. $8.5 Million, Down 57.5%


This segment continued to experience significant declines in revenues from net interest as well as from principal transactions as a result of lower average balances related to client financing and narrowing interest spreads. Net interest income was down 43.0% and clearance fees declined 23.2% versus the prior year period and were also lower than the previous quarter's levels. Low market volume and a reduced level of transactions also affected performance. The unit continues to be successful in attracting new clients and is anticipated to be a more significant contributor to the Company's profits when conditions affecting its business improve.


CORPORATE


Corporate includes various expenses, including administrative costs, that are not attributable to the activities of a particular business segment. The lower net pretax loss in the quarter of $5.8 million versus a $6.1 million loss in the prior year period primarily reflects an increase in the value of the Company's investment in its mutual funds.

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $61.9 billion in assets under management, as of March 31, 2002. For 63 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

                                       ###

Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

*(C)2002 Morningstar, Inc. All Rights Reserved. The information contained herein relating to Morningstar ratings: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

Neuberger Berman Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending
(in thousands, except per share data)

                                                             Three Months Ended                        Fav (Unfav)
                                                --------------------------------------------  -----------------------------
                                                                                                       Change From
                                                                                              -----------------------------
                                                  March 31,     December 31,     March 31,     December 31,     March 31,
                                                    2002            2001           2001            2001           2001
                                                -------------  --------------  -------------  --------------  -------------
REVENUES:
Investment advisory and administrative fees       $   108,912     $   100,732    $   103,292           8.1%           5.4%
Commissions                                            39,598          37,650         36,693           5.2%           7.9%
Interest                                               19,378          22,616         57,708         (14.3%)        (66.4%)
Principal transactions in securities                      502           1,458            559         (65.6%)        (10.2%)
Clearance fees                                          2,931           3,446          3,814         (14.9%)        (23.2%)
Other income                                            2,835           1,479            577          91.7%         391.3%
                                                -------------  --------------  -------------
        Gross revenues                                174,156         167,381        202,643           4.0%         (14.1%)
Interest expense                                       13,961          15,825         47,811          11.8%          70.8%
                                                -------------  --------------  -------------
        Net revenues after interest expense           160,195         151,556        154,832           5.7%           3.5%
                                                -------------  --------------  -------------

OPERATING EXPENSES:
Employee compensation and benefits                     68,439          63,613         65,572          (7.6%)         (4.4%)
Information technology                                  5,797           5,871          5,450           1.3%          (6.4%)
Rent and occupancy                                      5,503           5,764          4,625           4.5%         (19.0%)
Brokerage, clearing and exchange fees                   3,039           3,195          2,702           4.9%         (12.5%)
Advertising and sales promotion                         2,193           2,312          2,546           5.1%          13.9%
Distribution and fund administration                    5,820           5,230          4,371         (11.3%)        (33.2%)
Professional fees                                       2,542           2,700          1,964           5.9%         (29.4%)
Depreciation and amortization                           3,697           3,702          2,771           0.1%         (33.4%)
Other expenses                                          5,344           5,144          5,775          (3.9%)          7.5%
                                                -------------  --------------  -------------
        Total operating expenses                      102,374          97,531         95,776          (5.0%)         (6.9%)
                                                -------------  --------------  -------------
        Net income before taxes                        57,821          54,025         59,056           7.0%          (2.1%)
Provision for income taxes                             24,574          22,744         24,822          (8.0%)          1.0%
                                                -------------  --------------  -------------
        Net income                                $    33,247     $    31,281    $    34,234           6.3%          (2.9%)
                                                =============  ==============  =============

Net income per common share
        Net income per share - Basic              $      0.48     $      0.45    $      0.47
                                                =============  ==============  =============
        Net income per share - Diluted            $      0.47     $      0.44    $      0.46
                                                =============  ==============  =============
Cash earnings per common share
        Cash earnings per share - Basic           $      0.57     $      0.49    $      0.50 (1)
                                                =============  ==============  =============
        Cash earnings per share - Diluted         $      0.56     $      0.48    $      0.49 (1)
                                                =============  ==============  =============
 Weighted average common shares
        outstanding - Basic                            70,044          70,206         73,167
                                                =============  ==============  =============
 Weighted average common shares
        outstanding - Diluted                          71,279          71,286         74,668
                                                =============  ==============  =============

(1) Cash earnings per common share for the three months ended March 31, 2001 has been revised to reflect presentation consistent with current period reporting.

Neuberger Berman Inc. and Subsidiaries
Selected Segment Financial Data (Unaudited)
For the Periods Ending
(in thousands)

                                                     Three Months Ended                  Fav (Unfav)
                                         ------------------------------------------ --------------------------
                                                                                         Change From
                                                                                    --------------------------
                                           March 31,     December 31,   March 31,   December 31,    March 31,
                                             2002            2001        2001 (1)      2001           2001
                                         ------------   ------------- ------------- ------------ -------------
PRIVATE ASSET MANAGEMENT
------------------------
Net revenues after interest expense       $  81,493      $  73,061      $  75,850       11.5%         7.4%

Net income before taxes                   $  38,373      $  32,912      $  36,905       16.6%         4.0%

MUTUAL FUND & INSTITUTIONAL
---------------------------
Net revenues after interest expense       $  56,737      $  55,276      $  55,165        2.6%         2.8%

Net income before taxes                   $  21,649      $  20,389      $  19,761        6.2%         9.6%

PROFESSIONAL SECURITIES SERVICES
--------------------------------
Net revenues after interest expense       $  22,674      $  23,593      $  25,681       (3.9%)      (11.7%)

Net income before taxes                   $   3,619      $   5,748      $   8,511      (37.0%)      (57.5%)

CORPORATE
---------
Net loss after interest expense           $    (709)     $    (374)     $  (1,864)     (89.6%)       62.0%

Net loss before taxes                     $  (5,820)     $  (5,024)     $  (6,121)     (15.8%)        4.9%

TOTAL
-----
Net revenues after interest expense       $ 160,195      $ 151,556      $ 154,832        5.7%         3.5%

Net income before taxes                   $  57,821      $  54,025      $  59,056        7.0%        (2.1%)

Note 1: Segment financial data for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

Neuberger Berman Inc. and Subsidiaries
Assets Under Management
For the Periods Ending
(in millions)

                                                                Three Months Ended                 Fav (Unfav) Change From
                                                     ----------------------------------------  -------------------------------
                                                      March 31,    December 31,     March 31,    December 31,    March 31,
                                                        2002          2001           2001           2001           2001
                                                     -----------  -------------   -----------  ---------------   ------------
PRIVATE ASSET MANAGEMENT
------------------------

Assets under management, beginning of period          $ 25,004       $ 21,762      $ 22,510
                                                      --------       --------      --------
            Net additions                                   32            974         1,412
            Market appreciation (depreciation)             695          2,268        (1,145)
                                                      --------       --------      --------
            Total increase                                 727          3,242           267
                                                      --------       --------      --------
Assets under management, end of period (1)            $ 25,731       $ 25,004      $ 22,777          2.9%          13.0%
                                                      ========       ========      ========

MUTUAL FUND & INSTITUTIONAL
---------------------------

Equity Separate Accounts
------------------------
Assets under management, beginning of period          $  6,290       $  5,793      $  6,402
                                                      --------       --------      --------
            Net additions (withdrawals)                    (28)          (267)          356
            Market appreciation (depreciation)             280            764          (343)
                                                      --------       --------      --------
            Total increase                                 252            497            13
                                                      --------       --------      --------
Assets under management, end of period                $  6,542       $  6,290      $  6,415          4.0%           2.0%
                                                      ========       ========      ========

Fixed Income Separate Accounts
------------------------------
Assets under management, beginning of period          $  5,229       $  5,605      $  5,298
                                                      --------       --------      --------
            Net additions (withdrawals)                     93           (395)          (81)
            Market appreciation (depreciation)             (60)            19            93
                                                      --------       --------      --------
            Total increase (decrease)                       33           (376)           12
                                                      --------       --------      --------
Assets under management, end of period                $  5,262       $  5,229      $  5,310          0.6%          (0.9%)
                                                      ========       ========      ========

Consultant Services Group
-------------------------
Assets under management, beginning of period          $  3,037       $  2,542      $  1,796
                                                      --------       --------      --------
            Net additions                                  452            397           205
            Market appreciation                             55             98             1
                                                      --------       --------      --------
            Total increase                                 507            495           206
                                                      --------       --------      --------
Assets under management, end of period                $  3,544       $  3,037      $  2,002         16.7%          77.0%
                                                      ========       ========      ========

Mutual Fund and Sub-Advised Accounts
------------------------------------
Assets under management, beginning of period          $ 19,488       $ 16,433      $ 19,480
                                                      --------       --------      --------
            Net additions                                  896            996           425
            Market appreciation (depreciation)             410          2,059        (1,607)
                                                      --------       --------      --------
            Total increase (decrease)                    1,306          3,055        (1,182)
                                                      --------       --------      --------
Assets under management, end of period (2)            $ 20,794       $ 19,488      $ 18,298          6.7%          13.6%
                                                      ========       ========      ========

Sub-Total Mutual Fund & Institutional
-------------------------------------
Assets under management, beginning of period          $ 34,044       $ 30,373      $ 32,976
                                                      --------       --------      --------
            Net additions                                1,413            731           905
            Market appreciation (depreciation)             685          2,940        (1,856)
                                                      --------       --------      --------
            Total increase (decrease)                    2,098          3,671          (951)
                                                      --------       --------      --------
Assets under management, end of period                $ 36,142       $ 34,044      $ 32,025          6.2%          12.9%
                                                      ========       ========      ========

TOTAL
-----
Assets under management, beginning of period          $ 59,048       $ 52,135      $ 55,486
                                                      --------       --------      --------
            Net additions                                1,445          1,705         2,317
            Market appreciation (depreciation)           1,380          5,208        (3,001)
                                                      --------       --------      --------
            Total increase (decrease)                    2,825          6,913          (684)
                                                      --------       --------      --------
Assets under management, end of period                $ 61,873       $ 59,048      $ 54,802          4.8%          12.9%
                                                      ========       ========      ========
Equity component of assets under management                 71%            71%           72%
                                                      ========       ========      ========

Note 1: As of March 31, 2002, Private Asset Management includes $51 of assets invested in EMM's Fund of Funds product.

Note 2: As of March 31, 2002, Mutual Fund and Sub-Advised Accounts includes $144 of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, an increase of $23 from the prior quarter.